Exhibit (g)(2)

JOINDER AND FIRST AMENDMENT TO
GLOBAL CUSTODY AGREEMENT

This JOINDER AND FIRST AMENDMENT (the “Amendment”) to the GLOBAL CUSTODY AGREEMENT, dated as of July 21, 2024, (the “Agreement”), by and among JPMORGAN CHASE BANK, N.A. (the “Bank”) and PALMER SQUARE FUNDS TURST on behalf of each series set forth in Exhibit A thereto (the “Customers”), is entered into on August 5, 2025 and shall be effective as of November 3, 2025, among each of the Customers, the New Customers (as defined below) and the Bank (referred herein individually as “Party” and collectively as “Parties”).

W I T N E S S E T H:

WHEREAS, the Parties entered into the Agreement pursuant to which the Bank was appointed to provide certain custody services to each Customer; and

WHEREAS, the Parties now wish to revise Exhibit A of the Agreement as of the Effective Date to add, Palmer Square Income Plus Fund and Palmer Square Ultra-Short Duration Investment Grade Fund, as new customers (the “New Customers”);

NOW THEREFORE, in consideration of the mutual agreements herein contained, the receipt and legal sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	Definitions. Terms defined in the Agreement shall, save to the extent that the context otherwise requires, bear the same respective meanings in this Agreement.

2.	Amendments. The Agreement shall be amended as follows:

a.	The New Customers shall be added as Parties to the Agreement, effective as of the Effective Date, and all references to “Customer” in the Agreement shall include references to the New Customers.

b.	Annex C of the Agreement is hereby deleted in its entirety and replaced with the revised Annex C attached hereto.

c.	Except as expressly provided herein, no other changes or modifications to the Agreement are intended or implied, and in all other respects the Agreement is hereby specifically ratified, restated and reaffirmed by the Parties.

3.	Joinder. The Parties, including the New Customers, hereby acknowledge and agree that the New Customers are subject to and bound by the terms and conditions of the Agreement as of the Effective Date.

4.	Representations. Each Party represents to the other parties that all representations contained in the Agreement are true and accurate as of the date of this Amendment, and that such representations are deemed to be given or repeated by each Party, as the case may be, on the date of this Amendment.

5.	Integration/Effect of Amendment. This Amendment and any instrument and agreements delivered pursuant hereto constitute the entire agreement of the Parties with respect to the subject matter hereof and thereof, and supersede all prior oral and written communications with respect to the subject matter hereof and thereof. To the extent that any provision of the Agreement is inconsistent with the provisions of this Amendment, the provisions of this Amendment shall control.

6.	Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

7.	Counterparts. This Amendment may be executed in any number of counterparts and any such counterpart shall be deemed an original, but all such counterparts shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have entered into this Amendment as of the date set forth above.

PALMER SQUARE FUNDS TRUST, on behalf of each Customer listed on Exhibit A hereto

By:	/s/ Scott A. Betz
Name:	Scott A. Betz
Title:	Chief Compliance Officer

JPMORGAN CHASE BANK, N.A.

By:	/s/ Tyler Kimble
Name:	Tyler Kimble
Title:	Vice President

Exhibit A

List of Customers

FUND	ADDRESS	RESIDENCY
Palmer Square Credit Opportunities ETF	Palmer Square Funds Trust 1900 Shawnee Mission Parkway, Suite 315 Mission Woods KS 66205	Kansas
Palmer Square CLO Senior Debt ETF	Palmer Square Funds Trust 1900 Shawnee Mission Parkway, Suite 315 Mission Woods KS 66205	Kansas
Palmer Square CLO Debt ETF	Palmer Square Funds Trust 1900 Shawnee Mission Parkway, Suite 315 Mission Woods KS 66205	Kansas
Palmer Square Income Plus Fund	Palmer Square Funds Trust 1900 Shawnee Mission Parkway, Suite 315 Mission Woods KS 66205	Kansas
Palmer Square Ultra-Short Duration Investment Grade Fund	Palmer Square Funds Trust 1900 Shawnee Mission Parkway, Suite 315 Mission Woods KS 66205	Kansas

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